Exhibit 3.2

FINAL VERSION

SECOND AMENDED AND RESTATED

BYLAWS OF

COMMSCOPE, INC.

(hereinafter called the “Corporation”)

(Adopted January 14, 2011)

ARTICLE I

OFFICES

Section 1. Registered Office. The registered office of the Corporation within the State of Delaware shall be in the City of Wilmington, County of New Castle.

Section 2. Other Offices. The Corporation may have any number of additional offices, at such other places as the Board of Directors may from time to time determine, or as the affairs of the Corporation may require.

ARTICLE II

STOCKHOLDERS

Section 1. Annual Meeting. The annual meeting of stockholders for the purpose of electing directors and of transacting such other business as may come before it shall be held at such time as may be specified by resolution of the Board of Directors.

Section 2. Special Meetings. Special meetings of the stockholders or of a class of stockholders for any purpose or purposes may be called at any time by the President, by resolution of the Board of Directors or by the Secretary. At a special meeting of the stockholders or of a class of stockholders, no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting.

Section 3. Time and Place. Meetings of the stockholders shall be held at such time and place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of meeting or in a duly executed waiver of notice thereof.

Section 4. Notice of Meetings. It shall be the duty of the Secretary to cause a notice of each meeting of the stockholders or of a class of stockholders of the Corporation to be mailed at least ten (10) and not sooner than sixty (60) days before the meeting, unless a different period is prescribed by law, to each stockholder entitled to vote at such meeting at his or her address as it appears upon the books of the Corporation, stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is held.

Section 5. Quorum. At any meeting of the stockholders or of a class of stockholders, the stockholders present in person or by proxy holding a majority of the outstanding shares of capital stock entitled to vote shall constitute a quorum of the stockholders for all purposes (unless the representation of a larger number of shares shall be required by law or by the Certificate of Incorporation, in which case the representation of the number of shares so required shall constitute a quorum).

The holders of a majority of the outstanding shares of capital stock entitled to vote who are present in person or by proxy at any meeting (whether or not constituting a quorum of the outstanding shares) may adjourn the meeting from time to time without notice other than by announcement thereat; and at any adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called, but only those stockholders entitled to vote at the meeting originally noticed shall be entitled to vote at any adjournment or adjournments thereof. However, if the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 6. Organization and Conduct of Meetings. The President shall call meetings of stockholders to order and shall act as Chairman of such meetings. In the absence of the President at any meeting, the holders of a majority of the shares of capital stock entitled to vote present in person or by proxy at such meeting shall elect a Chairman.

The Secretary shall act as Secretary of all meetings of the stockholders; but, in the absence of the Secretary, the Chairman may appoint any person to act as Secretary of the meeting.

It shall be the duty of the Secretary to prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of stockholders entitled to vote at said meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in his or her name. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours, for the ten (10) days preceding the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 7. Voting. Except as otherwise provided in the Certificate of Incorporation or by law, every holder of capital stock of the Corporation which is entitled to vote shall be entitled to one vote in person or by proxy for each share of such stock registered in the name of such stockholder upon the books of the Corporation, but no proxy shall be voted after three (3) years from its date, unless the proxy provides for a longer period. All elections for directors shall be decided by a plurality of the vote of the shares of capital stock present in person or represented by proxy at the meeting and entitled to vote on the election of directors; all other questions shall be decided by vote of the majority of shares of capital stock entitled to vote on the subject matter who are present in person or by proxy, except as otherwise provided by the Certificate of Incorporation or the laws of the State of Delaware.

Section 8. Action by Written Consent. Any action required to be taken at any annual or special meeting of stockholders or a class of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders or class of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of issued and outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE III

DIRECTORS

Section 1. General Powers. The business of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, the Certificate of Incorporation or these Bylaws directed or required to be exercised or done by the stockholders.

Section 2. Number. The number of directors to constitute the Board of Directors shall be two. The number of directors of the Corporation may be changed from time to time by resolution adopted by the Board of Directors or by the stockholders at the annual meeting of the stockholders. The directors shall be elected at the annual meeting of the stockholders and except as provided in this Article III, each director shall hold office until his successor is duly elected and qualified or until his earlier death, resignation or removal. Directors need not be stockholders.

Section 3. Vacancies, Removal and Newly Created Directorships. Vacancies occurring for any reason and newly created directorships resulting from any increase in the authorized number of directors shall be filled by the affirmative vote of a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and each director so chosen shall hold office until the next annual election and until his successor is duly elected and qualified or until his earlier death, resignation or removal. If there are no directors in office, an election of directors may be held in the manner provided by statute. Except as otherwise provided by the Certificate of Incorporation, at any special meeting of the stockholders the notice of which shall state that the removal of a director or directors and the filling of a vacancy or vacancies are among the purposes of the meeting, the holders of capital stock entitled to vote thereon, present in person or by proxy, by vote of a majority of the outstanding shares thereof, may remove any director for or without cause and may fill any vacancy caused by such removal.

Section 4. Place of Meeting, etc. The Board of Directors may hold its meetings and may have an office and keep the books of the Corporation (except as may be otherwise provided by law) in such place or places in the State of Delaware or outside the State of Delaware as the Board of Directors from time to time shall determine.

Section 5. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places as the Board of Directors shall determine. No notice shall be required for any regular meeting of the Board of Directors.

Section 6. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the President or by a majority of the directors in office at the time. Notice of each such meeting shall be either delivered personally or by telephone to each director at least one day prior to the date of each such meeting, or sent by mail, telegram, telex, cable or like transmission to each director at least two (2) days prior to the date of each such meeting. Each such notice shall state the time and place of the meeting but need not state the purposes thereof. Any notice given personally or by telephone shall be confirmed by mail, telegram, telex, cable or like transmission, which confirmation shall be sent at least one day before the meeting. Notice of any meeting of the Board of Directors need not be given to any director, however, if waived by him in writing or by mail, electronic mail, telegram, telex or like transmission, whether before or after such meeting is held, or if he shall be present at such meeting, and any meeting of the Board of Directors shall be a legal meeting without any notice thereof having been given, if all the directors then in office shall be present thereat.

Section 7. Quorum. A quorum for the transaction of business shall consist of no fewer than a majority of the total number of directors, and except as otherwise provided in the Certificate of Incorporation or in these Bylaws, the act of a majority of the directors present at any meeting of the Board of Directors at which a quorum is present shall be the act of the Board of Directors. If at any meeting of the Board of Directors there be less than a quorum present, a majority of those present may adjourn the meeting from time to time, and no notice need be given of any such adjourned session of the meeting.

Section 8. Compensation of Directors. The amount, if any, which each director shall be entitled to receive as compensation for his services as such shall be fixed from time to time by resolution of the Board of Directors. If any director shall serve as a member of any committee of the Board of Directors or perform special services at the instance of the Board of Directors, such director may be paid such additional compensation as the Board of Directors may from time to time determine. Each director shall be entitled to reimbursement for traveling expenses incurred by him in attending any meeting of the Board of Directors or of a committee of the Board of Directors. Such compensation and reimbursement shall be payable even though there be an adjournment because of the absence of a quorum. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 9. Conduct of Meetings. At all meetings of the Board of Directors business shall be transacted in such order as the Board of Directors may determine.

The President shall preside at all meetings of the Board of Directors. In the absence of the President, a Chairman of the meeting shall be elected from the directors present. The Secretary of the Corporation shall act as Secretary of all meetings of the directors, but in the absence of the Secretary, the Chairman of the meeting may appoint any person to act as Secretary of the meeting.

Section 10. Action without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all of the members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

Section 11. Telecommunication Meetings. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or other telecommunications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

Section 12. Contracts. The Board of Directors in its discretion may submit for approval, ratification or confirmation by the stockholders any contract, transaction or act of the Board of Directors or any committee thereof or of any officer, agent or employee of the Corporation, and any such contract, transaction or act which shall have been so approved, ratified or confirmed by the holders of a majority of the issued and outstanding stock entitled to vote shall be as valid and binding upon the Corporation and upon the stockholders thereof as though it had been approved and ratified by each and every stockholder of the Corporation.

ARTICLE IV

COMMITTEES

The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. If provision shall be made for any such committee or committees, the members thereof shall be appointed by the Board of Directors and shall serve during the pleasure of the Board of Directors. The Board of Directors may designate one or more directors as alternate members of any such committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval or (ii) adopting, amending or repealing any provision of these Bylaws. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. The Board of Directors may at its pleasure discontinue any such committee or committees. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

ARTICLE V

OFFICERS

Section 1. Officers. The officers of the Corporation shall be (i) a President, (ii) one or more Vice Presidents (including Senior, Executive or other classifications of Vice Presidents), (iii) a Secretary and (iv) a Treasurer, as appointed and elected by the Board of Directors. The Board of Directors may elect from among its members or the officers of the Corporation a Chairman of the Board of Directors and a Vice Chairman of the Board of Directors. The Board of Directors may also from time to time appoint such other officers (including one or more Assistant Secretaries and one or more Assistant Treasurers) as the Board of Directors may deem advisable, and who shall have such authority and shall perform such duties as from time to time may be prescribed by the Board of Directors. In the event of any office becoming vacant because of removal, resignation or other reason, the Board of Directors may fill the vacancy at such time as it may determine. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws otherwise provide.

All officers, agents and employees shall be subject to removal, with or without cause, at any time by the affirmative vote of a majority of the directors in office at the time. Any agent or employee other than one elected or appointed by the Board of Directors shall also be subject to removal at any time by the officer or by the committee appointing him or her.

The Secretary shall have the duty to record the proceedings of the meetings of the stockholders and directors in a book to be kept for that purpose. In addition to the powers and duties of the officers of the Corporation as set forth in these Bylaws, the officers shall have such authority and shall perform such duties as from time to time may be determined by the Board of Directors.

Section 2. Giving of Bond by Officers. Any officer of the Corporation, if required to do so by the Board of Directors, shall furnish a bond to the Corporation for the faithful performance of his or her duties, in such penalties and with such conditions and security or surety or sureties as the Board of Directors shall require.

Section 3. Voting Upon Stocks. Unless otherwise ordered by the Board of Directors, the President or any other officer of the Corporation designated by the President shall have full power and authority on behalf of the Corporation to attend and to act and to vote in person or by proxy at any meeting of the holders of securities of any corporation in which the Corporation may own or hold stock or other securities, and at such meeting shall possess and may exercise in person or by proxy any and all rights, powers and privileges incident to the ownership of such stock or other securities which the Corporation, as the owner or holder thereof, might have possessed and exercised if present. The President or any other officer of the Corporation designated by the President may also execute and deliver on behalf of the Corporation powers of attorney, proxies, waivers of notice and other instruments relating to the stocks or securities owned or held by the Corporation. The Board of Directors may, from time to time, by resolution confer like powers upon any other person or persons.

Section 4. Compensation of Officers. The officers of the Corporation shall be entitled to receive such compensation for their services as shall from time to time be determined by the Board of Directors.

ARTICLE VI

CAPITAL STOCK CERTIFICATES – TRANSFER OF STOCK – SEAL – FISCAL YEAR

Section 1. Certificates for Shares. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the President or a Vice President and by the Secretary of the Corporation, certifying the number of shares owned by him in the Corporation. Certificates may be issued for partly paid shares and in such case upon the face or back of the certificates issued to represent any such partly paid shares, the total amount of the consideration to be paid therefor, and the amount paid thereon shall be specified. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the Delaware General Corporation Law, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Section 2. Lost, Stolen or Destroyed Certificates. Any person claiming a stock certificate in lieu of one alleged to have been lost, stolen or destroyed shall give the Corporation or its agent an affidavit as to his or her ownership of the certificate and of the facts which go to prove that it has been lost, stolen or destroyed. If required by the Board of Directors, he or she also shall give the Corporation a bond, in such form as may be approved the Board of Directors, sufficient to indemnify the Corporation against any claim that may be made against it or on account of the alleged loss, theft or destruction of the certificate or the issuance of a new certificate.

Section 3. Transfer of Shares. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 4. Regulations. The Board of Directors shall have power and authority to make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the Corporation.

Section 5. Fixing of Record Dates. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 6. Corporate Seal. The Board of Directors shall provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors, a duplicate of the seal may be kept and be used by any officer of the Corporation designated by the Board of Directors.

Section 7. Fiscal Year. The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

Section 8. Only Record Holders Recognized. The Corporation shall be entitled to treat the holder of record of any share of capital stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as otherwise expressly provided by the laws of the State of Delaware.

Section 9. Addressed of Stockholders. It shall be the responsibility of every stockholder to notify the Corporation of his or her post office address and of any change therein. The latest address furnished by each stockholder shall be entered on the stock ledger of the Corporation and the latest address appearing thereon shall be deemed conclusively to be the post office address and the last-known post office address of such stockholder. If any stockholder shall fail to notify the Corporation of his or her post office address, it shall be sufficient to send corporate notices to such stockholder at the address, if any, understood by the Secretary to be such stockholder’s post office address.

ARTICLE VII

MISCELLANEOUS PROVISIONS

Section 1. Checks, Notes, etc. Checks and other orders for the payment of money shall be signed by the Treasurer or by such person or persons as the Board of Directors shall from time to time by resolution determine.

Section 2. Notice. Whenever any notice is required to be given to any stockholder, director, committee member or officer, whether by statute, the Certificate of Incorporation, these Bylaws or committee Bylaws or otherwise, such notice, except as otherwise provided by law, may be given personally or, in the case of directors, committee members or officers, by telephone or by telegram, telex, cable or like transmission, addressed to such director, committee member or officer at his or her place of business with the Corporation, if any, or at such address as appears on the books of the Corporation; or the notice may be given in writing by mail, in a sealed wrapper, postage prepaid, addressed to such stockholder at the address as it appears on the books of the Corporation, or to such director, committee member or officer at his or her place of business with the Corporation, if any, or at such address as appears on the books of the Corporation. Any notice given by telegram, telex, cable or like transmission shall be deemed to have been given when it shall have been delivered for transmission and any notice given by mail shall be deemed to have been given when it shall have been deposited in a post office, in a regularly maintained letter box or with a postal carrier.

Section 3. Waivers of Notice. Whenever notice is required to be given under any provision of law or of the Certificate of Incorporation or of these Bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting of stockholders or of directors or of a committee shall constitute waiver of notice of such meeting, except where otherwise provided by law.

ARTICLE VIII

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Section 1. General. Each person who was or is made a party or is threatened to be made a party to or is involved (including, without limitation, as a witness) in any threatened, pending or completed action, suit, arbitration, alternative dispute resolution mechanism, investigation, administrative hearing or any other proceeding, whether civil, criminal, administrative or investigative (“Proceeding”) brought by reason of the fact that such person (the “Indemnitee”) is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such Proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as such a director or officer, shall be indemnified and held harmless by the Corporation to the full extent authorized by the General Corporation Law of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), or by other applicable law as then in effect, against all expenses, liabilities, losses and claims (including attorneys’ fees, judgments, fines, excise taxes under the Employee Retirement Income Security Act of 1974, as amended from time to time, penalties and amounts to be paid in settlement) actually incurred or suffered by such Indemnitee in connection with such Proceeding (collectively, “Losses”).

Section 2. Derivative Actions. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to or is involved (including, without limitation, as a witness) in any Proceeding brought by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person (also an “Indemnitee”) is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, against Losses actually incurred or suffered by the Indemnitee in connection with the defense or settlement of such action or suit if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, provided that no indemnification shall be made in respect of any claim, issue or matter as to which Delaware law expressly prohibits such indemnification by reason of an adjudication of liability of the Indemnitee unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 3. Indemnification in Certain Cases. Notwithstanding any other provision of this Article VIII, to the extent that an Indemnitee has been wholly successful on the merits or otherwise in any Proceeding referred to in Sections 1 or 2 of this Article VIII on any claim, issue or matter therein, the Indemnitee shall be indemnified against Losses actually incurred or suffered by the Indemnitee in connection therewith. If the Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Corporation shall indemnify the Indemnitee, against Losses actually incurred or suffered by the Indemnitee in connection with each successfully resolved claim, issue or matter. In any review or Proceeding to determine such extent of indemnification, the Corporation shall bear the burden of proving any lack of success and which amounts sought in indemnity are allocable to claims, issues or matters which were not successfully resolved. For purposes of this Section 3 and without limitation, the termination of any such claim, issue or matter by dismissal with or without prejudice shall be deemed to be a successful resolution as to such claim, issue or matter.

Section 4. Procedure.

(a) Any indemnification under Sections 1 and 2 of this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Indemnitee is proper (except that the right of the Indemnitee to receive payments pursuant to Section 5 of this Article VIII shall not be subject to this Section 4) in the circumstances because the Indemnitee has met the applicable standard of conduct. Such determination shall be made promptly, but in no event later than 60 days after receipt by the Corporation of the Indemnitee’s written request for indemnification. The Secretary of the Corporation shall, promptly upon receipt of the Indemnitee’s request for indemnification, advise the Board of Directors that the Indemnitee has made such request for indemnification.

(b) The entitlement of the Indemnitee to indemnification shall be determined in the specific case (1) by the Board of Directors by a majority vote of the directors who are not parties to such Proceeding, even though less than a quorum (the “Disinterested Directors”), or (2) if there are no Disinterested Directors, or if such Disinterested Directors so direct, by independent legal counsel, or (3) by the stockholders.

(c) In the event the determination of entitlement is to be made by independent legal counsel, such independent legal counsel shall be selected by the Board of Directors and approved by the Indemnitee. Upon failure of the Board of Directors to so select such independent legal counsel or upon failure of the Indemnitee to so approve, such independent legal counsel shall be selected by the American Arbitration Association in New York, New York or such other person as such Association shall designate to make such selection.

(d) If the Board of Directors or independent legal counsel shall have determined that the Indemnitee is not entitled to indemnification to the full extent of the Indemnitee’s request, the Indemnitee shall have the right to seek entitlement to indemnification in accordance with the procedures set forth in Section 6 of this Article VIII.

(e) If the person or persons empowered pursuant to Section 4(b) of this Article VIII to make a determination with respect to entitlement to indemnification shall have failed to make the requested determination within 60 days after receipt by the Corporation of such request, the requisite determination of entitlement to indemnification shall be deemed to have been made and the Indemnitee shall be absolutely entitled to such indemnification, absent (i) misrepresentation by the Indemnitee of a material fact in the request for indemnification or (ii) a final judicial determination that all or any part of such indemnification is expressly prohibited by law.

(f) The termination of any proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, adversely affect the rights of the Indemnitee to indemnification hereunder except as may be specifically provided herein, or create a presumption that the Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation or create a presumption that (with respect to any criminal action or proceeding) the Indemnitee had reasonable cause to believe that the Indemnitee’s conduct was unlawful.

(g) For purposes of any determination of good faith hereunder, the Indemnitee shall be deemed to have acted in good faith if the Indemnitee’s action is based on the records or books of account of the Corporation or an affiliate, including financial statements, or on information supplied to the Indemnitee by the officers of the Corporation or an affiliate in the course of their duties, or on the advice of legal counsel for the Corporation or an affiliate or on information or records given or reports made to the Corporation or an affiliate by an independent certified public accountant or by an appraiser or other expert selected with reasonable care to the Corporation or an affiliate. The Corporation shall have the burden of establishing the absence of good faith. The provisions of this Section 4(g) of this Article VIII shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in these Amended and Restated By-Laws.

(h) The knowledge and/or actions, or failure to act, of any other director, officer, agent or employee of the Corporation or an affiliate shall not be imputed to the Indemnitee for purposes of determining the right to indemnification under these Amended and Restated By-Laws.

Section 5. Advances for Expenses and Costs. All expenses (including attorneys’ fees) incurred by or on behalf of the Indemnitee (or reasonably expected by the Indemnitee to be incurred by the Indemnitee within three months) in connection with any Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding within twenty days after the receipt by the Corporation of a statement or statements from the Indemnitee requesting from time to time such advance or advances whether or not a determination to indemnify has been made under Section 4 of this Article VIII. The Indemnitee’s entitlement to such advancement of expenses shall include those incurred in connection with any Proceeding by the Indemnitee seeking an adjudication or award in arbitration pursuant to these Amended and Restated By-Laws. The financial ability of an Indemnitee to repay an advance shall not be a prerequisite to the making of such advance. Such statement or statements shall reasonably evidence such expenses incurred (or reasonably expected to be incurred) by the Indemnitee in connection therewith and shall include or be accompanied by a written undertaking by or on behalf of the Indemnitee to repay such amount if it shall ultimately be determined that the Indemnitee is not entitled to be indemnified therefor pursuant to the terms of this Article VIII.

Section 6. Remedies in Cases of Determination Not to Indemnify or to Advance Expenses.

(a) In the event that (i) a determination is made that the Indemnitee is not entitled to indemnification hereunder, (ii) advances are not made pursuant to Section 5 of this Article VIII or (iii) payment has not been timely made following a determination of entitlement to indemnification pursuant to Section 4 of this Article VIII, the Indemnitee shall be entitled to seek a final adjudication either through an arbitration proceeding or in an appropriate court of the State of Delaware or any other court of competent jurisdiction of the Indemnitee’s entitlement to such indemnification or advance.

(b) In the event a determination has been made in accordance with the procedures set forth in Section 4 of this Article VIII, in whole or in part, that the Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration referred to in paragraph (a) of this Section 6 shall be de novo and the Indemnitee shall not be prejudiced by reason of any such prior determination that the Indemnitee is not entitled to indemnification, and the Corporation shall bear the burdens of proof specified in Sections 3 and 4 of this Article VIII in such proceeding.

(c) If a determination is made or deemed to have been made pursuant to the terms of Sections 4 or 6 of this Article VIII that the Indemnitee is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding or arbitration in the absence of (i) a misrepresentation of a material fact by the Indemnitee or (ii) a final judicial determination that all or any part of such indemnification is expressly prohibited by law.

(d) To the extent deemed appropriate by the court, interest shall be paid by the Corporation to the Indemnitee at a reasonable interest rate for amounts which the Corporation indemnifies or is obliged to indemnify the Indemnitee for the period commencing with the date on which the Indemnitee requested indemnification (or reimbursement or advancement of expenses) and ending with the date on which such payment is made to the Indemnitee by the Corporation.

Section 7. Rights Non-Exclusive. The indemnification and advancement of expenses provided by, or granted pursuant to, the other Sections of this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

Section 8. Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article VIII.

Section 9. Definition of Corporation. For purposes of this Article VIII, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, shall stand in the same position under this Article VIII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

Section 10. Other Definitions. For purposes of this Article VIII, references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VIII.

Section 11. Survival of Rights. The indemnification and advancement of expenses provided by, or granted pursuant to this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. No amendment, alteration, rescission or replacement of these Amended and Restated By-Laws or any provision hereof shall be effective as to an Indemnitee with respect to any action taken or omitted by such Indemnitee in Indemnitee’s position with the Corporation or any other entity which the Indemnitee is or was serving at the request of the Corporation prior to such amendment, alteration, rescission or replacement.

Section 12. Indemnification of Employees and Agents of the Corporation. The Corporation may, by action of the Board of Directors from time to time, grant rights to indemnification and advancement of expenses to employees and agents of the Corporation with the same scope and effect as the provisions of this Article VIII with respect to the indemnification of directors and officers of the Corporation.

Section 13. Savings Clause. If this Article VIII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each person entitled to indemnification under the first paragraph of this Article VIII as to all losses actually and reasonably incurred or suffered by such person and for which indemnification is available to such person pursuant to this Article VIII to the full extent permitted by any applicable portion of this Article VIII that shall not have been invalidated and to the full extent permitted by applicable law.

ARTICLE IX

AMENDMENTS

These Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the stockholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the Certificate of Incorporation, at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new Bylaws be contained in the notice of such special meeting. If the power to adopt, amend or repeal Bylaws is conferred upon the Board of Directors by the Certificate of Incorporation it shall not divest or limit the power of the stockholders to adopt, amend or repeal Bylaws.

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